UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 24, 2010

TERRA ENERGY & RESOURCE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-90272	56-1940918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

99 Park Avenue, 16th Floor, New York, New York 10016
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 286-9197

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.313e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 28, 2010, the Company filed a Certificate of Amendment to its Certificate of Incorporation changing its authorized capital from 275,000,000 shares, of which 250,000,000 shares were shares of common stock, par value $0.0001 per share, and 25,000,000 shares were preferred stock, par value $0.0001 per share, issuable in one or more series, to 525,000,000 shares, of which 500,000,000 shares are common stock, par value $0.0001 per share, and 25,000,000 shares are preferred stock, par value $0.0001 per share, issuable in one or more series.

Item 5.07  Submission of Matters to a Vote of Security Holders

On December 24, 2010, the holders of a majority of the Company’s outstanding stock, by means of a written consent, approved amending the Company’s Certificate of Incorporation, as described in Item 5.03 of this report.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit	Description
3(i)(1)	Certificate of Amendment

*      Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA ENERGY & RESOURCE TECHNOLOGIES, INC.

Date: January 4, 2011	By: /s/ Alexandre Agaian
Alexandre Agaian
President